Exhibit 1.2

                         UNDERWRITING AGREEMENT

                                                                  [DATE]

GATX Capital Corporation
Four Embarcadero Center
San Francisco, California 94111

Dear Sirs:

      We (the "Manager") understand that GATX Capital Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $ aggregate principal amount of [Title of Securities] (the "Offered Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and the underwriters named below (such underwriters being herein called the "Underwriters") agree to purchase, severally and not jointly, the principal amounts of such Offered Securities set forth opposite their names below at __% of their principal amount plus accrued interest, if any, from , 199_ to the date of payment and delivery.


      Name                                              Principal Amount

      ---------------------                                $

      ---------------------                                $




                                                           --------------

                                                Total:     $
                                                           ==============

GATX Capital Corporation                                            2






      [The aggregate principal amount of Offered Securities to be purchased by the several Underwriters may be reduced by the aggregate principal amount of Offered Securities sold pursuant to delayed delivery contracts.]*

      The Underwriters will pay for such Offered Securities [less any Offered Securities sold pursuant to delayed delivery contracts)]* upon delivery thereof at [state location] at 10:00 a.m. (New York time) on [state date], or at such other time, not later than [state date] as shall be designated by the Managers.

      The Offered Securities shall have the following terms:

            Maturity:

            Interest Rate:

            Redemption Provisions:

            Interest Payment Dates:

            [other terms]:

      [The commission to be paid to the Underwriters in respect of Offered Securities purchased pursuant to delayed delivery contracts arranged by the Underwriters shall be % of the principal amount thereof.]*

      All the provisions contained in the document entitled GATX Capital Corporation Underwriting Agreement Standard Provisions (Debt Securities) dated ________ __, 1997, a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

      Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us and in addition have an authorized officer send us no later than [state date and time] by wire, telex or other written means, the following message:

--------
*     To be added only if delayed delivery contracts are contemplated.

GATX Capital Corporation                                            3






      "We have entered into the Underwriting Agreement dated [insert date] relating to the Offered Securities referred to therein by signing a copy of the Underwriting Agreement and returning the same or depositing the same in the mail to you."

                                       Very truly yours,

                                       [Names of Underwriters]


                                       By
                                           -------------------------------
                                           Name:
                                           Title:

                                       Acting severally on behalf of
                                             themselves and the several
                                             Underwriters named above

Accepted:

GATX CAPITAL CORPORATION

By
    -------------------------------
    Name:
    Title:

                          GATX CAPITAL CORPORATION

                           UNDERWRITING AGREEMENT
                    STANDARD PROVISIONS (DEBT SECURITIES)






October __, 1997

      From time to time, GATX Capital Corporation, a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (the "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                                     I.

      The Company proposes to issue from time to time debt securities (the "Securities") pursuant to the provisions of an Indenture dated as of July 31, 1989, as supplemented and amended by a Supplemental Indenture dated as of December 18, 1991, a Second Supplemental Indenture dated as of January 2, 1996 and a Third Supplemental Indenture dated as of October 14, 1997 between the Company and The Chase Manhattan Bank, as Trustee (the "Senior Indenture"), or an Indenture that may be entered into between the Company and a trustee to be designated (together with the Senior Indenture, the "Indenture"). The Securities may have varying designations, maturities, rates and times of payment of interest, if any, selling prices, redemption terms, if any, and other specific terms.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the Securities and has filed with or transmitted for filing to, the Commission a prospectus supplement specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term Registration Statement means the registration statement, including the exhibits thereto, as amended to the date of the Underwriting Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Offered Securities (the "Prospectus Supplement"), as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. The term "preliminary prospectus" means a preliminary prospectus supplement specifically referring to the Offered Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      The term "Underwriters' Securities" means the Offered Securities to be purchased by the Underwriters herein. The term "Contract Securities" means the Offered Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.

                                     II.

      The Company represents and warrants to and agrees with each of the Underwriters that:

      (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

      (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder and will be timely filed as required thereby, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Registration Statement and the Prospectus do not and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section II(b) do not apply (x) to statements or omissions in the Registration Statement or the Prospectus based upon information concerning the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein or (y) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

      (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

      (d) Each subsidiary of the Company that is a "significant subsidiary" as defined in Rule 405 of Regulation C promulgated pursuant to the Securities Act (a "Significant Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

      (e) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity hereunder or thereunder may be limited under applicable law.

      (f) The Senior Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

      (g) The Delayed Delivery Contracts (as defined in Section III below), if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable in accordance with their respective terms except (i) as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting or relating to creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

      (h) The Offered Securities have been duly authorized and, when the Offered Securities have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, they will conform to the descriptions thereof in the Prospectus, will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

      (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Offered Securities will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, considered as one enterprise, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and, to the best of the Company's knowledge, no consent, approval or authorization of any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Offered Securities, except such as may be required by the Securities Act, the Exchange Act, the Trust Indenture Act or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

      (j) There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, considered as one enterprise, from that set forth in the Prospectus.

      (k) There are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or, to the best of the Company's knowledge, any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required.

      (l) Each of the Company and each of its Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as then amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                                    III.

      If the Prospectus provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto ("Delayed Delivery Contracts") but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Company will pay the Manager as compensation, for the accounts of the Underwriters, the fee set forth in the Underwriting Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of the Delayed Delivery Contracts.

      If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Company.

                                     IV.

      The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

                                     V.

      Payment for the Underwriters' Securities shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of the delivery. The time and date of such payment and delivery of the Underwriters' Securities are herein referred to as the Closing Date.

                                     VI.

      The several obligations of the Underwriters hereunder are subject to the following conditions:

      (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date:

            (i) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented as of the Closing Date, that, in the reasonable judgment of the Manager, is material and adverse and that makes it, in the reasonable judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus, as so amended or supplemented;

            (ii) There shall not have occurred any (A) suspension or material limitation of trading in securities generally on the New York Stock Exchange; (B) suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (C) declaration of a general moratorium on commercial banking activities in New York by either federal or New York state authorities; or (D) any outbreak or escalation of any hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Manager, is material and adverse and, in the case of any of the events described in clauses (ii)(A) through (D), such event, singly or together with any other such event, makes it, in the reasonable judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated by the Prospectus;

            (iii) There shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate the direction of a possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

      (b) The Manager shall have received on the Closing Date an opinion of Thomas C. Nord, Vice President and General Counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A hereto.

      (c) The Manager shall have received on the Closing Date an opinion of Pillsbury Madison & Sutro LLP, counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit B hereto.

      (d) The Manager shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company to the effect that the representations and warranties of the Company contained herein are true and correct as of such date and the Company has complied with all the agreements and satisfied all the conditions required by this Agreement to be performed or satisfied by it at or before such date.

      The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

      (e) The Manager shall have received on the Closing Date, a letter dated the Closing Date in form and substance satisfactory to the Manager, from the independent public accountants of the Company, and from such other independent public accountants as the Manager may reasonably request, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

                                    VII.

      In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

      (a) Prior to the termination of the offering of the Offered Securities pursuant to this Agreement, the Company will not file any Prospectus Supplement relating to the Offered Securities or any amendment to the Registration Statement unless the Company has previously furnished to the Manager a copy thereof for its review and will not file any such proposed amendment or supplement to which the Manager reasonably objects; provided that the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, which filings the Company will cause to be timely filed with the Commission and copies of which filings the Company will cause to be delivered to the Manager promptly after being mailed for filing with the Commission. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise the Manager (a) of the filing of any amendment or supplement to the Basic Prospectus, (b) of the filing and effectiveness of any amendment to the Registration Statement, (c) of any request by the Commission for any amendment of the Registration Statement or any amendment of or supplement to the Basic Prospectus or for any additional information, (d) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

      (b) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Securities Act, or until the distribution of any Offered Securities an Underwriter may own as principal has been completed, any event occurs or condition exists as a result of which (i) the Registration Statement or the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or (ii) if, in the opinion of the Manager or in the opinion of the Company, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify each Underwriter by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Offered Securities or any resale thereof and, if so notified by the Company, each Underwriter shall forthwith suspend such solicitation or resale and cease using the Prospectus as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus as then amended or supplemented, it shall so advise the Underwriters promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to each Underwriter in such quantities as such Underwriter may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to the Underwriters pursuant to paragraph (f) below and Sections VI(b) and (c) in connection with the preparation or filing of such amendment or supplement, are satisfactory in all respects to each Underwriter, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to the Registration Statement, such Underwriter will resume the solicitation of offers to purchase Offered Securities or any resale thereof hereunder.

      (c) The Company will make generally available to its security holders and to the Manager as soon as practicable earnings statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering the twelve-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the date of the Underwriting Agreement. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earnings statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

      (d) The Company will furnish to the Manager without charge two signed copies of the Registration Statement and all amendments thereto, including exhibits and any documents incorporated by reference therein, and, during the period mentioned in Section VII(b) above, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request.

      (e) The Company will qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and will pay all reasonable expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Manager may designate, provided that the Company shall not be obligated to so qualify the Offered Securities if such qualification requires it to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

      (f) During the term of the Underwriting Agreement, the Company shall furnish to the Manager such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Offered Securities, the Underwriting Agreement and the performance by the Company of its obligations hereunder or thereunder as the Manager may from time to time reasonably request and shall notify the Manager promptly in writing of any downgrading or of its receipt of any notice of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate the direction of a possible change in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

      (g) The Company will, whether or not any sale of Offered Securities is consummated, pay all expenses incident to the performance of its obligations under the Underwriting Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the Offered Securities;
(iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel; (iv) the qualification of the Offered Securities under securities or Blue Sky laws in accordance with the provisions of Section VII(e), including filing fees and the reasonable fees and disbursements of the counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky memoranda ("Blue Sky Memoranda"); (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, and of the Basic Prospectus and any amendments or supplements thereto; (vi) the printing and delivery to the Underwriters of copies of the Indenture and any Blue Sky Memoranda; (vii) any fees charged by rating agencies for the rating of the Offered Securities; (viii) any reasonable out-of-pocket expenses incurred by the Underwriters with the approval of the Company and (ix) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.

      (h) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, the Company will not, without the prior consent of the Manager, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Securities (other than (i) the Offered Securities that are to be sold pursuant to such agreement, (ii) Offered Securities previously agreed to be sold by the Company and (iii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in any such agreement.

                                    VIII.

      (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or the Prospectus (if used within the period set forth in paragraph (b) of Section VII and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or alleged omission based upon information furnished to the Company in writing by or on behalf of such Underwriter expressly for use therein.

      (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

      (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to paragraph (b) above and by the Company in the case of parties indemnified pursuant to paragraph (a) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (d) If the indemnification provided for in paragraph (a) or (b) of this
Section VIII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Offered Securities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or

(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Underwriters in respect thereof, in each case as set forth in the Prospectus, bear to the total aggregate public offering price of such Offered Securities. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section VIII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section VIII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities offered and sold to the public through such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section VIII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      The indemnity and contribution agreements contained in this Section VIII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and
(iii) acceptance of and payment for any of the Offered Securities.

                                     IX.

      If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Offered Securities set forth opposite their names in the Underwriting Agreement bears to the aggregate principal amount of Offered Securities set forth opposite the names of all the remaining underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Offered Securities set forth in the Underwriting Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such nondefaulting Underwriters do not purchase all the Offered Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section IX, the Closing Date shall be postponed for such period, not exceeding seven days, as the Manager shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                                     X.

      This Agreement shall be subject to termination in the absolute discretion of the Manager, by notice given to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange shall been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Manager, impractical to market the Offered Securities.

                                     XI.

      If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement except pursuant to Section IX hereof, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

      This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

                                                                  Schedule I

                          DELAYED DELIVERY CONTRACT

                                                                            199_

Dear Sirs:

      The undersigned hereby agrees to purchase from GATX Capital Corporation, a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned

                              $...............

principal amount of the Company's [state title of issue] (the "Securities"), offered by the Company's Prospectus dated, 19__ and Prospectus Supplement dated , 199_, receipt of copies of which are hereby acknowledged, at a purchase price of % of the principal amount thereof plus accrued interest and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

      The undersigned will purchase from the Company Securities in the principal amounts and on the delivery dates set forth below:

      Delivery                Principal          Plus Accrued
        Date                   Amount           Interest From:
      --------                ---------         --------------

      .........               $.........        ..............

      .........               $.........        ..............

      .........               $.........        ..............

Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date".

      Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of __________, New York, N.Y. at 10:00 a.m. (New York time) on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

      The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of

Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

      Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

      This contract will inure to the benefit of and be binding upon the parties thereto and their respective successors, but will not be assignable by either party hereto without the prior written consent of the other.

      If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

      This contract shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

                                       Yours very truly,

                                       .........................................
                                                     (Purchaser)

                                       By ......................................

                                       .........................................
                                                       (Title)

                                       .........................................
                                                     (Address)

Accepted:

GATX CAPITAL CORPORATION

By .........................................

                PURCHASER--PLEASE COMPLETE AT TIME OF SIGNING

      The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print).

                               Telephone No.
                                (Including
      Name                      Area Code)           Department

      ................       .................       ...........................

      ................       .................       ...........................

      ................       .................       ...........................

      ................       .................       ...........................

                                                                   EXHIBIT A

            Opinion of Thomas C. Nord, Vice President and General
                           Counsel for the Company

      The opinion of the Vice President and General Counsel for the Company, to be delivered pursuant to Section VI(b) of the document dated October __, 1997, and entitled GATX Capital Corporation Underwriting Agreement Standard Provisions (Debt Securities) shall be to the effect that:

      (i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership and leasing of its properties requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

      (ii) Each Significant Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

      (iii) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

      (iv) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Offered Securities will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, considered as one enterprise, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval or authorization of any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture and the Offered Securities, except such as are specified and have been obtained and such as may be required by the Securities Act, the Exchange Act, the Trust Indenture Act or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

      (v) To the best of such counsel's knowledge, after due inquiry, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus, as amended or supplemented, and is not so described, or of any statute, regulation contract or other document that is required to be described in the Registration Statement or the Prospectus, as amended or supplemented, or to be filed as an exhibit to the Registration Statement or the Prospectus, as amended or supplemented, or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

      (vi) The [Senior] Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company in accordance with its terms and has been duly qualified under the Trust Indenture Act.

      (vii) The Offered Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters [or by institutional investors, if any, pursuant to Delayed Delivery Contracts], will be valid and binding obligations of the Company in accordance with their terms.

      (viii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

      [(ix) The Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company in accordance with their respective terms.]

      (x) The statements in the Prospectus under the captions "Description of Debt Securities" and "Description of the [Offered Securities]" and the statements in the Prospectus incorporated by reference from Item 3 of the Company's most recent annual report on Form 10-K, insofar as such statements constitute summaries of the documents or proceedings referred to therein, fairly present the information called for with respect to such documents and proceedings.

      (xi) Such counsel (1) is of the opinion that each document, if any, filed pursuant to the Exchange Act (except as to financial statements and schedules, as to which such counsel need not express any opinion) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with such Act and the rules and regulations thereunder, (2) believes that (except as to financial statements and schedules and the Statement of Eligibility and Qualification of the Trustee on Form T-1, as to which such counsel need not express any belief) each part of the registration statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act relating to the Offered Securities, when such part became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except as to financial statements and schedules and the Statement of Eligibility and Qualification of the Trustee on Form T-1, as to which such counsel need not express any belief), comply as to form in all material respects with the Securities Act and the applicable rules and regulations thereunder and (4) believes that (except as to financial statements and schedules and the Statement of Eligibility and Qualification of the Trustee on Form T-1, as to which such counsel need not express any belief) the Registration Statement and the Prospectus on the date of the Underwriting Agreement did not, and the Prospectus, as amended or supplemented, if applicable, on the Closing Date does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel may state that his opinion and belief is based upon his participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and upon review and discussion of the contents thereof, but is without independent check or verification except as otherwise specified, including without limitation, the independent check or verification of the mathematical computations contained in the Registration Statement and the Prospectus.

                                                                   EXHIBIT B


                  Opinion of Pillsbury Madison & Sutro LLP
                        Counsel for the Underwriters


      The opinion of Pillsbury Madison & Sutro LLP, counsel for the Underwriters, to be delivered pursuant to Section VI(c) of the document dated October __, 1997, and entitled GATX Capital Corporation Underwriting Agreement Standard Provisions (Debt) shall be to the effect that:

      (i) The [Senior] Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company in accordance with its terms and has been duly qualified under the Trust Indenture Act.

      (ii) The Offered Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters or by institutional investors, if any, pursuant to Delayed Delivery Contracts, will be valid and binding obligations of the Company.

      (iii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

      (iv) The Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company in accordance with their respective terms.

      (v) The statements in the Prospectus under the captions "Description of Debt Securities", "Description of the [Offered Securities]" and ["Underwriting"] insofar as such statements constitute summaries of the documents referred to therein, fairly present the information called for with respect to such documents.

      (vi) Such counsel (1) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except as to financial statements and schedules and the Statement of Eligibility and Qualification of the Trustee on Form T-1, as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations thereunder and (2) believes that (except as to financial statements and schedules and the Statement of Eligibility and Qualification of the Trustee on Form T-1, as to which such counsel need not express any belief) the Registration Statement and the Prospectus on the date of the Underwriting Agreement did not, and the Prospectus, as amended or supplemented, if applicable, on the Closing Date does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel may state that its belief is based upon its participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof (including documents incorporated by reference therein), but is without independent check or verification except as specified.